UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 23, 2017 (February 23, 2017)

Date of Report (Date of earliest event reported)

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8377 East Hartford Drive, Suite 100 Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2017, STORE Capital Corporation (the “Company”) issued a press release and supplemental information announcing its financial results for the fourth fiscal quarter and full fiscal year ended December 31, 2016. The press release and the supplemental information are furnished hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.  The press release and the supplemental financial information also are available on the Company’s website.

The press release and supplemental information include non-GAAP financial measures as defined in Regulation G, along with the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), information reconciling the non-GAAP financial measures to the GAAP financial measures, and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations. The non-GAAP financial measures presented therein should be considered in addition to, and not in lieu of or alternatives to, GAAP financial measures.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: February 23, 2017
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

Exhibit Index

Exhibit	Description
99.1	Earnings Press Release dated February 23, 2017.
99.2	Supplemental Financial Information dated February 23, 2017.